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                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                               New York 10022-3897
                               Tel: (212) 735-3000
                               Fax: (212) 735-2000

                                                               February 10, 1997

Freedom Chemical Company
Mellon Center, Suite 3500
1735 Market Street
Philadelphia, PA 19103

                           Re: Freedom Chemical Company
                               Registration Statement on Form S-1

Ladies and Gentlemen:

                  We have acted as special counsel to Freedom Chemical Company, a Delaware corporation (the "Company"), in connection with the public offering of $125,000,000 aggregate principal amount of the Company's 105/8% Senior Subordinated Notes due 2006 (the "Notes"), which will be guaranteed, on a senior subordinated basis pursuant to guarantees (the "Guarantees" and, together with the Notes, the "Securities") by Freedom Textile Chemicals Co., a Delaware corporation ("Freedom Textile"), Hilton Davis Chemical Co., a Delaware corporation ("Hilton Davis"), FCC Acquisition Corp., a Delaware corporation ("FCC Acquisition"), Freedom Textile Chemical Company (South Carolina), Inc., a Delaware corporation (collectively with Freedom Textile, Hilton Davis and FCC Acquisition, the "Delaware Subsidiaries"), Kalama Chemical, Inc., a Washington corporation ("Kalama"), Kalama Specialty Chemicals, Inc., a Washington corporation (collectively, with Kalama, the "Washington Subsidiaries"), Kalama Foreign Sales Corporation, a corporation organized under the laws of Guam ("Kalama Foreign Sales") and Free-

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Freedom Chemical Company
February 10, 1997
Page 2

dom Chemical Diamalt GmbH, a corporation organized under the laws of the Federal Republic of Germany ("Diamalt" and, collectively with the Delaware Subsidiaries, the Washington Subsidiaries and Kalama Foreign Sales, the "Guarantors"). The Securities are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 105/8% Senior Subordinated Notes due 2006 of the Company (the "Old Securities") under an Indenture dated as of October 15, 1996 (the "Indenture"), by and among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement dated October 17, 1996 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Schroder Wertheim & Co. Incorporated and Smith Barney Inc.


                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 33-84778) as filed with the Securities and Exchange Commission (the "Commission") on October 4, 1994 under the Act, Amendment No. 1 thereto as filed with the Commission on November 14, 1994, Amendment No. 2 thereto as filed with the Commission on October 31, 1996, Amendment No. 3 thereto as filed with the Commission on January 13, 1997 and Amendment No. 4 thereto as filed with the Commission on February 10, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Certificates of Incorporation of the Company and each of the Delaware Subsidiaries, as amended to date; (v) the By-Laws of the Company and each of the Delaware Subsidiaries, as amended to date; (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Old Securities and the Securities, the Indenture and related matters; (vii) certain resolutions adopted by the Boards of Directors of each of the

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Freedom Chemical Company
February 10, 1997
Page 3

Delaware Subsidiaries relating to, among other things, the issuance of the Guarantees by the Delaware Subsidiaries; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (ix) the form of the Notes (including the form of Guarantees). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company and the Delaware Subsidiaries, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed (i) that the execution, delivery and performance of the Guarantees and the Indenture by each of the Washington Subsidiaries, Kalama Foreign Sales and Diamalt will not violate any provisions of the laws of the State of Washington,

Guam or the Federal Republic of Germany, respectively, (ii) the validity, binding effect and enforceability of the Indenture and the Guarantees of the Washington Subsidiaries, Kalama Foreign Sales and Diamalt under the laws of such jurisdictions and (iii) that the laws of such jurisdictions would not affect any of the conclusions stated herein. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

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Freedom Chemical Company
February 10, 1997
Page 4

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Securities will constitute valid and binding obligations of the Company and each of the Delaware Guarantors, enforceable against the Company and each of the Delaware Guarantors in accordance with their terms, except to the extent that
(a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 5.15 of the Indenture may be deemed unenforceable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP